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                                                                   EXHIBIT 23.4

                         [LETTERHEAD OF MILLIMAN USA]

                                                         November 14, 2001


RE: The Prudential Insurance Company of America

Consent of Milliman USA

We consent to the use in the registration statement of Mr. McCarthy's opinion letter dated December 12, 2000, as Annex A to the prospectus and to the references made to Mr. McCarthy, to such letter and to Milliman USA under the captions "Unaudited Pro Forma Condensed Consolidated Financial Information", "Demutualization and Related Transactions" and "Experts".

                                          Milliman USA

                                               /s/ Steven I. Schreiber

                                          By: _________________________________

                                            Steven I. Schreiber, M.A.A.A.

                                                   Principal
                                                   New York, New York

                                                   November 14, 2001